Exhibit 99.1

Clubhouse Media Group, Inc. Holds Majority Stake in New Joint Venture with Alden Reiman of The Reiman Agency

LOS ANGELES, CA, August 9, 2022 /PRNewswire/ — Clubhouse Media Group, Inc. (OTCMKTS: CMGR) (“CMGR”), an influencer-based social media firm and digital talent management agency, today announced it has formed a joint venture, The Reiman Agency LLC (the “JV”), with Alden Reiman, founder and Chief Executive Officer of The Reiman Agency. CMGR will hold a 51% stake in the JV, and Mr. Reiman has been appointed President of the JV. We expect that Mr. Reiman’s experience and expertise will assist in accelerating the JV’s growth. In the past year alone, The Reiman Agency has brokered deals for CMGR with some of the largest brands and talent in the world, including Walmart, Target Corporation, Playboy, Mike Tyson, Mandy Moore, and Rob Gronkowski.

“We have forged a tremendous relationship with CMGR over the last year,” said Mr. Reiman, President of The Reiman Agency. “Together, we have come to an agreement which will accelerate our shared vision in building a preeminent media agency at scale.”

Mr. Reiman was represented by attorneys Jason Ziven and Stephanie Jones Noijima of Sanders Roberts LLP.

“As a Board member and shareholder, I have gotten to know and greatly appreciate Alden and his team over the past year or so,” said Harris Tulchin, Board Member and Chief Legal Officer for CMGR. “Having helped broker this deal, I am extremely excited about Alden’s depth of relationships and position as a leader in the branding and social media space, as well as the anticipated impact on stockholder value.”

“We’ve worked very closely with Alden and his team since partnering up to work on deals a year ago. When the opportunity to solidify and build on the relationship presented itself, we decided it was in the best interest of both the company and its shareholders to make this deal happen,” said Amir Ben-Yohanan, Chief Executive Officer of CMGR.

About Clubhouse Media Group, Inc.

CMGR offers management, production, and deal-making services to its handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space.

Follow CMGR on Twitter: https://twitter.com/ClubhouseCMGR

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements.” Forward-looking statements also may be included in other publicly available documents issued by CMGR and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause CMGR’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for CMGR’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at sec.gov. We assume no obligation to update any forward-looking statements contained in this press release.

Contact:

Clubhouse Media Group, Inc.

media@clubhousemediagroup.com